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                                                                  Exhibit 10.18


                             DATED February 12, 2001
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                                 (1) Carl Davies

                               (2) Gensym Limited









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                              COMPROMISE AGREEMENT

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                              Brobeck Hale and Dorr
                                  Alder Castle
                                 10 Noble Street
                                London EC2V 7QJ

                               Tel: 020 7645 2400
                               Fax: 020 7645 2424
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AN AGREEMENT made the         day of January 2001

BETWEEN

(1)  Carl Davies of 15 Woodlands Close, South Ascot, Bedfordshire, SL5 9HU
     ("You")

(2) Gensym Limited of The Eclipse, 5 Bath Road, Slough, Berks, SLl 3UA (the "Employer")

WHEREAS:-

(1) Your employment with the Employer terminated on 8 January, 2001 by reason of redundancy (the "Termination Date"). Nothwithstanding this you have agreed to assist the Employer to hand over all matters outstanding upon the termination of your employment and with handing over customer contacts for the six months following the date of this agreement.

(2) You will receive your normal salary and benefits up until the Termination Date.

(3) You have been receiving independent advice from Stephen Jenkins of Edwards Geldard, Dumfries House, Durnfries Place, Cardiff, CFlO 3ZF (the "Relevant Independent Adviser")

(4) The Employer enters into this Agreement on its own behalf and as agent for and on behalf of the parties against whom your claims are being compromised in clause 3 below.

(5) You believe you are entitled to make the claims set out in clause 3 below and have raised them prior to entering into this Agreement.

TERMS OF SETTLEMENT:

1) In consideration of Clause 3 below:

          (a) The Employer shall pay you the sum of (Pound)51,000 which shall be paid in 5 equal monthly instalments of (Pound)10,200, as described in Clause 2 below;

          (b) You will be entitled to use your company car registration number V235 GBL (the "Car") until the date 6 months after the Termination Date (the "Property Return Date") on condition that you maintain the Car in good order and will continue to comply with any regulations imposed by the Company from time to time with regard to cars supplied by it. You will return the Car to the Company's London premises on or before the Property Return Date. You will be responsible for all costs associated with the car between the Termination Date and the Property Return Date including (without limitation) all running costs, fuel costs and maintenance costs.

          (c) The Employer will pay you holiday pay in respect of holiday which has accrued to you but has not been taken by the Termination Date. This will be
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               paid net of income tax and other deductions required by law and will be paid in the last instalment required under Clause 1 (a) above.

2) The first instalment under Clause l(a) above shall be paid to you within 7 days of receipt by the Employer's solicitors, Brobeck Hale and Dorr (Reference MNGKAW) of a copy of this Agreement duly signed by you and a copy of the Relevant Independent Adviser Certificate duly signed by the Relevant Independent Adviser. All further instalments will be paid at intervals of one calendar month after the date upon which the first instalment is required to be paid under the terms of this clause. It is the parties' understanding that the first (Pound)30,000 thereof may be paid without deduction of income tax but subject to clause 9 below. The balance, if any, shall be paid less tax and other deductions required by law.

3) The payments made by the Employer to you are in full and final settlement of all or any claims you may have against the Employer, (or any Group Company) or any of the officers or employees of the Employer or any Group Company, whether such claims arise out of your employment with the Employer, the termination of your employment or otherwise, including but not limited to claims for wrongful dismissal, unfair dismissal, discrimination of any kind, breach of contract, unlawful deduction of wages, equal pay, a redundancy payment and claims under the National Minimum Wage Act 1998, Working Time Regulations 1998, the Maternity and Parental Leave Regulations 1999 or any claim under European Union Law, or relating to the Employer's shares or securities. However the Employer confirms that you have 90 days from the Termination Date to exercise your existing share options (as provided in the share option scheme).

4) You agree that you will be available during the six months following the date of this Agreement to deal with such queries and matters as may arise in connection with your previous employment with the Employer and shall devote such time as is necessary to conscientiously resolve such queries and effectively hand over all customer contacts and outstanding matters to the Employer. You will not receive any additional remuneration in respect of such activities. You will be permitted to retain your Company laptop computer and mobile telephone strictly to be used only for the purposes of carrying out your duties under this Clause. You will return the laptop computer and mobile telephone in good working order to the Employer's London premises on the Property Return Date. The Company agrees to reimburse you for your reasonable expenses incurred in connection with the duties set out in this clause provided that you provide satisfactory evidence of your expenditure prior to such payment. Significant expenses should be authorised in advance by Patrick Courtin.

5) Following the Termination Date you will do nothing to disparage the Employer or any of its officers or employees or any other Group Company or any of such Group Company's officers or employees.

6) You agree that you will keep the terms of this Agreement and the facts and matters leading up to it confidential, and will not disclose the same to any third party (other than your spouse) save as required by law and in order to take professional advice in relation to the same and save that nothing in this Agreement shall prevent you making a protected disclosure under the Public Interest Disclosure Act 1998.

7) You may not at any time prior to or after the Termination Date, (except with the written permission of Patrick Courtin disclose to any third party, or make use of yourself (or in conjunction with others), any of the Employer's trade secrets or other Confidential Information:

     7.1 For the purposes of this clause Confidential Information includes but is not limited to:

          (a) the Employer's corporate and marketing strategy and plans, business development plans and research results;

          (b) budgets, management accounts, bank account details and other confidential financial data of the Employer;

          (c) business methods and processes, information relating to the running of the Employer's business which is not in the public domain, including details of salaries, bonuses, commissions and other employment terms applicable within the Employer;

          (d) personal information provided to the Employer by visitors to and users of any of its web sites, including their names, addresses, contact details, and requirements for the Employer's services or for services provided by third parties available through the Employer's web sites;

          (e) the names, addresses and contact details of any customers or prospective customers of the Employer including customer lists in whatever medium this information is stored and the requirements of those customers or the potential requirements of prospective customers for any of the Employer's products or services;

          (f) the terms on which the Employer does business with its advertisers, customers and suppliers, including any pricing policy adopted by the Employer and the terms of any partnership, joint venture or other form of commercial co-operation or agreement the Employer enters into with any third party;

          (g) details of litigation involving the Employer whether proposed, threatened or in progress;

          (h) any document marked "confidential" or which you are aware is confidential or which you might reasonably expect the Employer would regard as confidential; and

          (i) any other information which the Employer is bound by an obligation of confidence owed to a third party, in particular the content of discussions or communications with any prospective business partner.

     7.2 The restrictions in this Clause 7 will, however, cease to apply to information which is required to be disclosed by law, or by a court or tribunal of competent jurisdiction or which becomes available (other than by reason of your default) to the public generally without requiring a significant expenditure of labour skill or money. Further, the restrictions in this Clause 7 do not apply to any use or disclosure necessary to provide the required assistance under Clause 4 of this Agreement.

     7.3 You hereby confirm that, save as provided elsewhere in this Agreement, you have returned to the Employer all property in your possession custody or control which belongs to the Employer or relates to their affairs, including but not limited to your office keys, phone, all documents, records, notebooks, notes, memoranda, customer lists in whatever medium they have been stored (including on your personal computer or mobile telephone), computer software and computer hardware, research reports as well as all documents or works in which the Employer owns the copyright or other intellectual property rights or which relate to the Employer's business. You warrant that no copies of any of the above property have been taken by you, or alternatively that such copies as have been taken have been returned to the Employer.

     7.4 In this Clause 7 the term "the Employer" shall be deemed to include any Group Company.

8) You will not hold yourself out or permit yourself to be held out as being employed by or connected with the Employer or any Group Company without the prior written authorisation of Patrick Courtin.

9) You will indemnify the Employer against all claims or demands, penalties or interest charges brought or levelled against the Employer by the Inland Revenue in respect of the payment made to you under clause 1 and 2 of this Agreement. No payments will be made by the Employer to the Inland Revenue however without first notifying you of the position and giving you a reasonable opportunity to resolve the matter with the Inland Revenue directly. If you fail to take up this opportunity, or a sum is still found due from the Employer to the Inland Revenue notwithstanding your intervention, and the Employer makes payment to the Inland Revenue, the amount due from you under this indemnity shall fall due forthwith upon you receiving a written demand from the Employer accompanied by evidence that payment has been made.

10) For the avoidance of doubt if, contrary to the views of the parties, the claims set out in clause 3 above have not been validly and lawfully excluded by the provisions of this Agreement, and you institute legal proceedings in respect of any of them, then all sums paid by and all benefits provided for or on behalf of the Employer pursuant to this Agreement shall be immediately repayable by you to the Employer and no further sums shall be payable under this Agreement and all benefits may be withdrawn forthwith.

11) You hereby warrant to the Employer that you have received independent legal advice from the Relevant Independent Adviser, as to the terms and effects of this Agreement under English law prior to your executing the same and in particular, as to its effect on your ability to pursue any of the rights or claims set out in clause 3 of the Agreement.

12) The Employer will pay your reasonable legal costs up to a maximum of (Pound)250 plus VAT relating to the negotiation and preparation of this Agreement. Payment of this sum will be made directly to your solicitors within 21 days of receipt by the Employer (via their solicitors, Brobeck Hale and Dorr, Reference (MNG/CAW) of a copy of this Agreement duly executed by you and a copy of the Relevant Independent Adviser's Certificate duly signed by the relevant independent adviser, and provided that an invoice from the Relevant Independent Adviser stated to be payable by or on behalf of the Employer has also been received.

13) The parties hereby acknowledge and agree that the conditions regulating compromise agreements under section 203(3) of the Employment Rights Act 1996 under section 77(4A) of the Sex Discrimination Act 1975, section 72(4A) of the Race Relations Act 1976, section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992, section 9(3) of the Disability Discrimination Act 1995, Regulation 35(3) of the Working Time Regulations 1998 and section 49(4) of the National Minimum Wage Act 1998, are satisfied by the terms of this Agreement.

l4) In this Agreement "Group Company" means a company which from time to time is a subsidiary or a holding company of the Employer or a subsidiary of such holding company and "subsidiary" and "holding company" have the meanings attributed to them by section 736 of the Companies Act 1985.

15) This Agreement shall be construed in accordance with the law of England and Wales and the parties submit to the exclusive jurisdiction of the English and Welsh Courts.

IN WITNESS WHEREOF the parties or their duly authorised representatives have set their hands the day and year first above written.

SIGNED by the said                )/s/ Carl Davies
Carl Davies                       )
in the presence of:               )[SIGNATURE ILLEGIBLE]

SIGNED by                         )[SIGNATURE ILLEGIBLE]
on behalf of the Employer         )
in the presence of:               )CFO - Genoym Corp. Smarotta
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                                                           BROBECK HALE AND DORR
                                                         DRAFT OF JANUARY 4,2001



                            INDEPENDENT ADVISER'S CERTIFICATE

I, Stephen Jenkins of Edwards Geldard, Dumfries House, Dumfries Place, Cardiff, CFlO 3ZF HEREBY CERTIFY to the Employer that:

(a)  I am instructed by Carl Davies (the "Employee").

(d) At the date hereof and at all times during which I have advised the Employee on the subject matter of the Agreement I am and have been a Relevant Independent Adviser as defined by section 203(3A) of the Employment Rights Act 1996 under section 77(4B) of the Sex Discrimination Act 1975, section 72(4B) of the Race Relations Act 1976, section 288(4) of the Trade Union and Labour Relations (Consolidation) Act 1992, section 9(4) of the Disability Discrimination Act 1995, section 35(4) of the Working Time Regulations 1998 and section 49(5) of the National Minimum Wage Act 1998.

(c) I have given independent advice to the Employee as to the terms and effect of the Agreement under English law prior to the Employee executing the same and in particular, as to its effect on the Employee's ability to pursue any of the rights or claims which are set out in clause 3 of the Agreement.

(d) When I gave the advice referred to in sub-Clause (c) above there was in force a contract of insurance or an indemnity provided for members of my profession covering the risk of a claim by the Employee in respect of loss arising in consequence of that advice.



[SIGNATURE ILLEGIBLE]
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[signature]


25-1-01
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Date